THIRD AMENDMENT
to the
CREDIT AGREEMENT

        THIRD AMENDMENT, dated as of June 2, 2003 (this “Amendment”), to the Credit Agreement, dated as of May 24, 2002, as amended, supplemented or otherwise modified from time to time (the “Credit Agreement”), among IKON Office Solutions, Inc., an Ohio corporation (the “Company”), IOS Capital, LLC, a Delaware limited liability company (“IOSC”), IKON Capital, PLC, an English company, and IKON Capital, Inc., a Canadian corporation (each of the above, individually, a “Borrower”, and collectively, the “Borrowers”), the Lenders from time to time parties to the Credit Agreement, J.P. Morgan Bank Canada, as Canadian Administrative Agent and JPMorgan Chase Bank, as Administrative Agent.

W I T N E S S E T H:

        WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrowers;

        WHEREAS, the Company has requested that certain provisions of the Credit Agreement be amended in the manner provided for in this Amendment; and

        WHEREAS, the Lenders are willing to consent to the amendments on and subject to the terms and conditions contained herein.

        NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

        I.     Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

        II.     Amendments to the Credit Agreement.

                2.1     Preamble. The Preamble of the Credit Agreement is hereby amended by deleting the reference to “J.P. Morgan Bank Canada” and substituting in lieu thereof “JPMorgan Chase Bank, Toronto Branch”.

                 2.2     Section 1.01.      Section 1.01 of the Credit Agreement is hereby amended as follows:

                                 (a)     by inserting the following proviso after the word “money” and before the period at the end of the definition of “Equal and Ratable Debt”:

        “; provided that for the purpose of this definition only, “Indebtedness” shall be deemed to mean Indebtedness excluding any such Indebtedness to the extent the proceeds thereof have been deposited in any IOSC Notes Escrow Account or have been set aside for the redemption or repurchase thereof in a manner reasonably satisfactory to the Administrative Agent”

                                (b)     by inserting the following new definition in its appropriate alphabetical position:

        “IOSC Notes Escrow Account” means any account established by IOSC pursuant to an escrow arrangement (which escrow arrangement shall be reasonably satisfactory to the Administrative Agent) in connection with the IOSC Notes, in which account IOSC may deposit funds sufficient to purchase, redeem, defease or retire not less than all amounts due and payable with respect to the IOSC Notes.

                                (c)     by deleting the definition of “Maturity Date” in its entirety and substituting in lieu thereof the following:

        “Maturity Date” means December 15, 2003; provided that, if on or prior to December 15, 2003, the Company has either satisfied the Improved Ratings Condition or has fully redeemed or defeased the Company’s 9.75% Notes due 2004, then the Maturity Date shall be May 24, 2005.

                                (d)     by inserting the following parenthetical after the word “Indebtedness” in subsection (b) of the definition of “Total Corporate Debt”:

        “(but excluding any such Indebtedness to the extent the proceeds thereof have been deposited in any IOSC Notes Escrow Account or have been set aside for the redemption or repurchase thereof in a manner reasonably satisfactory to the Administrative Agent)".

                                (e)     by deleting the parenthetical in the definition of “Total Debt” in its entirety and substituting in lieu thereof the following:

        “(but excluding (a) obligations described in clause (i) of the definition of Indebtedness with respect to letters of credit which support obligations that do not constitute Indebtedness hereunder and (b) any such Indebtedness to the extent the proceeds thereof have been deposited in any IOSC Notes Escrow Account or have been set aside for the redemption or repurchase thereof in a manner reasonably satisfactory to the Administrative Agent)".

                2.3     Section 5.08.     Section 5.08 of the Credit Agreement is hereby amended by deleting the second sentence thereof in its entirety and substituting in lieu thereof the following:

        “Such proceeds may not be used to repay, either directly or indirectly, the Private Placement Notes or the IOSC Notes, it being understood that funds from other credit facilities and sources may be used to repay the Private Placement Notes and the IOSC Notes and any such repayment shall not be viewed as prohibited by this Agreement.”

                2.4     Section 6.01.     Section 6.01(a) of the Credit Agreement is hereby amended by deleting the Corporate Leverage Ratios for the following fiscal quarters and substituting in lieu thereof:

Fiscal Quarter Ending	Corporate Leverage Ratio
December 31, 2003	3.60 : 1:00
March 31, 2004	3.40 : 1.00

                 2.5    Section 6.02.     Section 6.02 of the Credit Agreement is hereby amended by:

                                (a)     deleting the word “and” at the end of subsection (f) thereof;

                                 (b)     deleting the period at the end of subsection (g) thereof and substituting in lieu thereof “; and”;

                                (c)     deleting the reference to “10%” in subsection (g) thereof and substituting in lieu thereof “6%"; and

                                (d)     adding the following new subsection (h):

                (h)        Any lien deemed to exist in connection with any IOSC Notes Escrow Account.”

                2.6 Section 6.11.     Section 6.11 of the Credit Agreement is hereby amended by deleting the parenthetical in subsection (a) thereof and substituting in lieu thereof the following:

        “(or, if either condition set forth in the proviso in the definition of “Maturity Date” shall have been satisfied, May 24, 2005)".

                2.7 Article VIII.     J.P. Morgan Bank Canada hereby resigns as Canadian Administrative Agent and the Required Lenders, in consultation with the Company, hereby appoint JPMorgan Chase Bank, Toronto Branch, as its successor. JPMorgan Chase Bank, Toronto Branch hereby accepts such appointment as Canadian Administrative Agent. As of the Amendment Effective Date, all provisions of the Credit Agreement, including but not limited to Article VIII thereto, shall apply to JPMorgan Chase Bank, Toronto Branch, upon the same terms and subject to the same conditions as provided in Article VIII thereto, mutatis mutandis. This Section 2.6 to the Amendment shall become effective immediately upon receipt of the signature pages executed by a duly authorized officer of the Required Lenders and the Borrower, without regard to the other conditions precedent set forth in Section III hereto.

        III.     Conditions Precedent.     This Amendment shall become effective as of the date (the “Amendment Effective Date”) when each of the conditions precedent set forth below shall have been fulfilled:

                3.1 Amendment.     The Administrative Agent (or its counsel) shall have received this Amendment, executed and delivered by a duly authorized officer of the Borrowers and the Required Lenders.

                3.2 Consent.     The Administrative Agent (or its counsel) shall have received an Acknowledgment and Consent, in the form of Exhibit A hereto, executed by each Subsidiary Guarantor.

                3.3 Ratings Trigger Amendments.     The Company shall have obtained and the Administrative Agent shall have received copies of executed amendments to no less than 85% of the aggregate amount of commitments of all conduit facilities as of May 22, 2003, which amendments shall remove any and all ratings triggers restricting additional funding and shall be reasonably satisfactory to the Administrative Agent.

                3.4 Payment of Fees.     The Company shall have paid all fees and expenses of the Administrative Agent that are reasonably incurred in connection with this Amendment, pursuant to the wiring instructions attached hereto as Exhibit B.

                3.5 Amendment Fee.     The Company shall have paid an Amendment fee, for the account of each Lender that has delivered an executed signature page to this Amendment to the Administrative Agent (or its counsel) no later than 5:00 PM, New York City time, on Monday, June 2, 2003, in an amount equal to 0.25 % of such Lender’s Commitment.

        IV.     General.

                4.1     Representation and Warranties.     The representations and warranties set forth in the Credit Agreement are, after giving effect to this Amendment, true and correct in all material respects as if made on and as of the date hereof, except as they may specifically relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date.

                4.2      Continuing Effect of the Credit Agreement.     This Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of any party hereto that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Except as expressly waived or amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

                4.3     Amendment, Etc.     This Amendment may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such amendment, waiver, discharge or termination is sought.

                4.4     Amendment Binding.     This Amendment shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

                4.5     GOVERNING LAW.     THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                4.6     Counterparts.     This Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all counterparts taken together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

IKON OFFICE SOLUTIONS, INC. By /S/ KATHLEEN M. BURNS Name: Kathleen M. Burns Title: Vice President and Treasurer
IOS CAPITAL, LLC By /S/ KATHLEEN M. BURNS Name: Kathleen M. Burns Title: Vice President and Treasurer
IKON CAPITAL, PLC By /S/ KATHLEEN M. BURNS Name: Kathleen M. Burns Title:
IKON CAPITAL, INC. By /S/ KATHLEEN M. BURNS Name: Kathleen M. Burns Title: Treasurer

JPMORGAN CHASE BANK, individually and as Administrative Agent, By /S/ ROBERT T. SACKS Name: Robert T. Sacks Title: Managing Director

JPMORGAN CHASE BANK CANADA as former Canadian Administrative Agent, By /S/ CHRISTINE CHAN Name: Christine CHAN Title: Vice President

JPMORGAN CHASE BANK, TORONTO BRANCH as new Canadian Administrative Agent, By /S/ CHRISTINE CHAN Name: Christine Chan Title: Vice President

THE BANK OF NEW YORK By /S/ DAVID S. CSATARI Name: David S. Csatari Title: Vice President

Deutsche Bank AG, New York Branch By /S/ HANS-JOSEF THIELE Name: Hans-Yosef Thiele Title: Director
By /S/ CHRISTIAN DALLWITZ Name: Christian Dallwitz Title: Director

FIFTH THIRD BANK By /S/ CHRISTINE L. WAGNER Name: Christine L. Wagner Title: Assistant Vice President

LEHMAN COMMERCIAL PAPER, INC. By /S/ SUZANNE FLYNN Name: Suzanne Flynn Title: Authorized Signatory

PNC BANK, NATIONAL ASSOCIATION By /S/ KAREN L. KOOMAN Name: Karen L. Kooman Title: Vice President

The Royal Bank of Scotland PLC By /S/ JAYNE SEAFORD Name: Jayne Seaford Title: Senior Vice President
Wachovia Bank, National Asociation By /S/ DANIEL EVANS Name: Daniel Evans Title: Managing Director

EXHIBIT A

ACKNOWLEDGMENT AND CONSENT

TO THE THIRD AMENDMENT TO THE CREDIT AGREEMENT

        Reference is made to the Credit Agreement described in the foregoing Amendment (the “Credit Agreement”; terms defined in the Credit Agreement and used in this Acknowledgement and Consent shall have the meanings given to such terms in the Credit Agreement). Each of the undersigned Subsidiary Guarantors do hereby (i) consent and agree to the foregoing Amendment and (ii) acknowledge and agree that the guarantees and grants of security interests contained in the Subsidiary Guarantee are, and shall remain, in full force and effect after giving effect to the foregoing Amendment and all prior modifications, if any, to the Credit Agreement.

IKON OFFICE SOLUTIONS TECHNOLOGY SERVICES, LLC

By: /S/ WILLIAM S. URKIEL
Name: William S. Urkiel
Title: Vice President and Manager

IKON OFFICE SOLUTIONS WEST, INC.

By: /S/ STEVE RINALDI
Name: Steve Rinaldi
Title: Vice President and Director

IKON REALTY, INC.

By: /S/ WILLIAM S. URKIEL
Name: William S. Urkiel
Title: President and Sole Director

INA NORTH AMERICA HOLDINGS, INC.

By: /S/ WILLIAM S. URKIEL
Name: William S. Urkiel
Title: President and Sole Director

EXHIBIT B

WIRING INSTRUCTIONS

AGENT: Address: Credit Contact: Telephone: Facsimile: E-mail: Administrative Contact: Telephone: Facsimile: E-mail:	JPMORGAN CHASE BANK , TORONTO BRANCH
200 Bay Street, Suite 1800
Royal Bank Plaza, South Tower
Toronto, Ontario
M5J 2J2

Christine Chan
Vice President
(416) 981-9123
(416) 981-9138
Christine.Chan@jpmorgan.com

Amanda Staff / Ramona Sankar
Corporate Banking Officer
(416) 981-9235 / (416) 981-9144
(416) 981-9128
Amanda.Staff@jpmorgan.com / Ramona K Sankar@jpmorgan.com

Payments To Be Made As Follows:

CANADIAN DOLLARS

ROYAL BANK OF CANADA
CORRESPONDENT BKG DIVISION, TORONTO
TRANSIT # : 07172
F/A: JPMORGAN CHASE BANK, TORONTO BRANCH
A/C #: 1000405

U. S. DOLLARS

JPMORGAN CHASE BANK, NEW YORK
SWIFT: CHASUS33
ABA: 021000021
F/A: JPMORGAN CHASE BANK, TORONTO BRANCH
A/C #: 400929821